As filed with the Securities and Exchange commission on September 27, 2005 File No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRECISION OPTICS CORPORATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation or Organization)

04-2795294
(I.R.S. Employer Identification No.)

22 EAST BROADWAY, GARDNER, MA 01440
(Address of Principal Executive Offices) (Zip Code)

PRECISION OPTICS CORPORATION, INC. AMENDED AND RESTATED 1997 INCENTIVE PLAN
(Full Title of the Plan)

R. MICHAEL ARBON CHIEF FINANCIAL OFFICER AND CLERK PRECISION OPTICS CORPORATION , INC. 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440
(Name and Address of Agent For Service)

(978) 630-1800
(Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:
PATRICK O’BRIEN, ESQ.
ROPES & GRAY LLP
ONE INTERNATIONAL PLACE
BOSTON, MASSACHUSETTS 02110
(617) 951-7000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock - $.01 Par Value	1,200,000 shares	$0.83	$996,000	$114

(1) The number of shares of common stock being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) An offering price per share has been estimated pursuant to Section 457(c) and (h) solely for the purpose of calculating the registration fee.

PART I

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Precision Optics Corporation, Inc. (the “Registrant”), and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act ”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

ITEM 1.	PLAN INFORMATION

Not required to be filed with this registration statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates herein by reference the following documents of the Registrant:

(a)	The Registrant’s Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2005;

(b)	The Registrant’s Current Report on Form 8-K dated July 19, 2004 (filed July 20, 2004) announcing the completion of a rights offering;

The Registrant’s Current Report on Form 8-K dated September 3, 2004 (filed September 7, 2004) furnishing a press release announcing the Registrant’s financial results for the Registrant’s fourth quarter and fiscal year ended June 30, 2004;

The Registrant’s Current Report on Form 8-K dated October 19, 2004 (filed October 21, 2004) disclosing the Registrant’s receipt of a deficiency notice from The Nasdaq Stock Market;

The Registrant’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on November 29, 2004 (filed October 28, 2004);

The Registrant’s Current Report on Form 8-K dated November 10, 2004 (filed November 12, 2004) furnishing a press release announcing the Registrant’s financial results for the Registrant’s first quarter of fiscal year 2005;

The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (filed November 12, 2004);

The Registrant’s Current Report on Form 8-K dated November 29, 2004 (filed November 30, 2004) disclosing the approval of an amendment to the Registrant’s Amended and Restated 1997 Incentive Plan and the grant of options to the Registrant’s non-executive directors;

The Registrant’s Current Report on Form 8-K dated December 22, 2004 (filed December 23, 2004) disclosing receipt of a letter from The Nasdaq Stock Market regarding regained compliance with the minimum bid price requirement for listing on Nasdaq;

The Registrant’s Current Report on Form 8-K dated January 20, 2005 (filed January 21, 2005) furnishing a press release announcing the Registrant’s financial results for the Registrant’s second quarter of fiscal year 2005;

The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004 (filed February 11, 2005);

The Registrant’s Current Report on Form 8-K dated May 10, 2005 (filed May 10, 2005) furnishing a press release announcing the Registrant’s financial results for the Registrant’s third quarter of fiscal year 2005;

The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (filed May 10, 2005);

The Registrant’s Current Report on Form 8-K dated June 9, 2005 (filed June 15, 2005) disclosing the departure of the Company’s chief financial officer (and a severance agreement entered into with such officer) and the appointment of a new chief financial officer;

The Registrant’s Current Report on Form 8-K dated June 13, 2005 (filed June 17, 2005) disclosing the grant of options to Richard Forkey, the Registrant’s Chairman, President, Chief Executive Officer and Treasurer;

The Registrant’s Current Report on Form 8-K dated June 16, 2005 (filed June 20, 2005) disclosing the Registrant’s receipt of a deficiency notice from The Nasdaq Stock Market;

The Registrant’s Current Report on Form 8-K dated July 5, 2005 (filed July 5, 2005) disclosing the dismissal of the Registrant’s independent registered public accounting firm and the appointment of new independent accountants; and

The Registrant’s Current Report on Form 8-K dated August 1, 2005 (filed August 5, 2005) disclosing the Registrant’s receipt of a delisting notice from The Nasdaq Stock Market and the subsequent correction of the problem by the election of a new director and chair of the Audit Committee.

(c)
Description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-10647) and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

The Registrant’s articles of organization provide that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The by-laws of the Registrant provide generally that the Registrant shall, to the extent legally permissible, indemnify its directors and officers against all liabilities and expenses incurred by them in connection with the defense or disposition of any action, suit or other proceeding in which he may be involved, or by which he may be threatened, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. In addition, the Registrant holds a directors and officers liability policy.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Title of Exhibit

4.1	Amended and Restated 1997 Incentive Plan, as amended as of November 29, 2004 (1)

4.2	Articles of Organization of the Registrant (2)

4.3	By-laws of the Registrant (3)

4.4	Specimen Common Stock Certificate (4)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of KPMG LLP

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on Signature Page)

(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K (No. 001-10647) filed on November 30, 2004.

(2)	Incorporated herein by reference to Registrant’s Quarterly Report on Form 10-QSB (No. 001-10647) for the quarter ended December 31, 2002.

(3)	Incorporated herein by reference to the Registrant’s 1991 Annual Report on Form 10-KSB (No. 001-10647).

(4)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (No. 33-36710-B).

ITEM 9.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gardner, Massachusetts on this 27th day of September, 2005.

PRECISION OPTICS CORPORATION, INC.

By:	/s/ Richard E. Forkey
Richard E. Forkey
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Precision Optics Corporation, Inc., hereby severally constitute and appoint Richard E. Forkey and R.Michael Arbon and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including any post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all things in our names and on our behalf in such capacities to enable Precision Optics Corporation, Inc. to comply with the provisions of the Securities Act of 1993, as amended, and all applicable requirements of the Securities and Exchange Commission, and hereby ratify and confirm our signatures as may be signed by said attorneys, or either of them, to any and all such amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard E. Forkey Richard E. Forkey	Chairman of the Board of Directors, Chief Executive Officer and President (principal executive officer)	September 27, 2005

/s/ R. Michael Arbon R.Michael Arbon	Chief Financial Officer (principal financial and accounting officer)	September 27, 2005

/s/ Edward A. Benjamin Edward A. Benjamin	Director	September 27, 2005

/s/ Donald A. Major Donald A. Major	Director	September 27, 2005

/s/ Joel R. Pitlor Joel R. Pitlor	Director	September 27, 2005

/s/ Robert R. Shannon Robert R. Shannon	Director	September 27, 2005

EXHIBIT INDEX

Exhibit Number	Title of Exhibit

4.1	Amended and Restated1997 Incentive Plan, as amended as of November 29, 2004 (1)

4.2	Articles of Organization of the Registrant (2)

4.3	By-laws of the Registrant (3)

4.4	Specimen Common Stock Certificate (4)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of KPMG LLP

23.2	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on Signature Page)

(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K (No. 001-10647) filed on November 30, 2004.

(2)	Incorporated herein by reference to Registrant’s Quarterly Report on Form 10-QSB (No. 001-10647) for the quarter ended December 31, 2002.

(3)	Incorporated herein by reference to the Registrant’s 1991 Annual Report on Form 10-KSB (No. 001-10647).

(4)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (No. 33-36710-B).